EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Midwest Energy Emissions Corp.

We hereby consent to the incorporation in this Registration Statement on Form S-1 (Registration No. 333-XX), of our report dated March 30, 2016, of Midwest Energy Emissions Corporation relating to the consolidated financial statements as of and for the years ended December 31, 2015 and 2014 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Schneider Downs & Co., Inc

Columbus, Ohio

December 23, 2016